Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
India Globalization Capital, Inc.

We hereby consent to the incorporation by reference to the Registration Statement on Form S-3 of India Globalization Capital, Inc. of our report on the financial statements of India Globalization Capital, Inc. for the fiscal year that ended on March 31, 2020. We also consent to the reference to our Firm under the caption ''Experts'' in such Prospectus.

/s/ Manohar Chowdhry & Associates
Manohar Chowdhry & Associates
Chennai, India
December 23, 2020